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Exhibit 10.31

                          SEMI-EXCLUSIVE SUPPLY AGREEMENT

This Agreement is made as of this 7th day of May, 2002, by and between Mipharm S.p.A, a corporation organized and existing under the laws of Italy (the "Manufacturer"), having its principal place of business at Via B. Quaranta 12 20141, Milan, Italy, and Columbia Laboratories (Bermuda) Limited, a corporation organized and existing under the laws of Bermuda (the "Owner"), having its principal place of business at Rosebank Center, 14 Bermudiana Road, Pembroke HM 08, Bermuda. Owner and Manufacturer are herein referred to individually as a "Party" and collectively as the "Parties".

                                   WITNESSETH:

WHEREAS, the Owner wishes to assure itself and certain of its future licensees of a continued supply of the Product, as hereinafter defined, and Manufacturer is willing to provide the Product in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Parties hereto hereby agree as follows:

1. DEFINITIONS
   -----------

The following terms shall have the meanings assigned to them:

(a) "Affiliate" shall mean any corporation or other entity that either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control with such party. As used herein, the term "control" means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

(b) "cGMP" shall mean the current good manufacturing practice for Medicinal Products and other relevant governmental authority regulations and standards in the United States and Europe;

(c) "Confidential Information" shall mean all information and/or technical data which is disclosed by one party hereto to the other party hereto pursuant to this Agreement which the disclosing party treats as confidential and identifies as such, other than (i) information known to the receiving party or its Affiliates prior to the disclosure of such information to such party, provided said prior knowledge is supportable by documentary evidence, (ii) information which at the time of the disclosure is, or thereafter becomes, generally known to the public, provided that such public knowledge does not result from any act or disclosure by the receiving party or one of its Affiliates in violation of the terms of this Agreement, (iii) information which can be shown to be independently discovered, after the date hereof, by a party, or one of its Affiliates, without the aid, application or use of the disclosed information, or (iv) information obtained by the receiving party from a third party which is determined to be in lawful possession of such information, provided such third party is not in violation of any contractual or legal obligation to the disclosing party or one of its Affiliates with respect to such information.

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(d)      "Effective Date" shall mean the date first written above.

(e)      "FDA" shall mean the U.S. Food and Drug Administration.

(f) "Intellectual Property Rights" shall mean trade secrets, trademarks, tradenames, logos, trade dress, graphics, designs, patents, copyrights or other proprietary rights.

(g) "Manufacturer's Know How and Patents" shall mean Manufacturer's patented and unpatented proprietary manufacturing processes used in the manufacture of the Product.

(h)      "NDA" shall mean a New Drug Application as defined by the FDA.

(i) "Owner's Patents" shall mean the patents and/or patent applications filed in the Territory owned by the Owner or its Affiliates or with respect to which Owner or its Affiliates may now or hereafter have the right to grant licenses in the Territory, the claims of which may be infringed, absent a license, by the manufacture, use or sale of the Product within the Territory, including, without limitation, the patents and applications set forth in Schedule A hereto and any and all patents issued pursuant thereto, as well as any patents to be applied for or issued to Owner or its Affiliates in the future during the term of this Agreement, which future patents and patent applications shall be added to Schedule A by written notice of Owner to Manufacturer within thirty (30) days of such application and/or issuance.

(j) "Product" shall mean a testosterone bioadhesive buccal tablet containing 30 mg testosterone for men for human use supplied in finished, packaged form pursuant to the Specifications. Product shall mean both sale as well as sample units and shall include the life cycle management in all formulations, strengths, dosages.

(k) "Purchase Price" shall have the meaning set forth in Article 7 of this Agreement.

(l) "Owner's Licensees" shall mean those licensees of the Owner to be supplied with the Product by Manufacturer.

(m) "Specifications" shall mean the specifications set forth in Schedule B hereto.

(n) "Territory" shall mean Europe, USA, Mexico, Central and Latin America. Owner grants a first refusal right to Manufacturer for the inclusion of Asia in the Territory.

2. LICENSE
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2.1      Owner hereby grants to Manufacturer and Manufacturer hereby accepts for the term of this Agreement, a non-exclusive, royalty-free license to Owner's Patents that are necessary or useful for the sole purpose of manufacturing the Product in accordance with this Agreement. Such rights shall be sublicensable by Manufacturer to its Subcontractors for the sole purpose of manufacturing the Product in accordance with this Agreement.

2.2 Owner hereby grants to Manufacturer the exclusive license rights to manufacture, use, promote, distribute and sell the Product in Italy under terms to be negotiated in good faith and agreed to by both parties in a timely manner.

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2.3      The parties shall discuss in good faith the granting of a non-exclusive license to Manufacturer's Know How and Patents to the Owner's second supplier of Product during the term of this Agreement. If Owner appoints a second supplier of Product and such second supplier does not require a non-exclusive license to Manufacturer's Know How and Patents, Owner shall have the obligation to prove to Manufacturer that the second supplier shall not utilize any of the Manufacturer's Know How and Patents as provided for in the NDA or in any case for the Product and that it has obtained from FDA and/or any other competent Regulatory authority the approval of alternative know-how, method or whatever is necessary.

2.4 After termination of this Agreement the parties shall discuss in good faith the granting of a non-exclusive license to Manufacturer's Know How and Patents to the Owner or to Owner's supplier.

3. SUPPLY
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3.1      Subject to the terms and conditions of this Agreement, (i) Manufacturer shall manufacture and supply to Owner and Owner agrees to purchase from Manufacturer [***] percent ([***]%) of Owner's requirements of the Product in the Territory; and (ii) Owner may, within its sole discretion, allocate its requirements of the Product from Manufacturer on a country-by-country and Licensee-by-Licensee basis. The Owner shall remain responsible for the observance of the obligation to purchase from the Manufacturer the [***]percent ([***]%) of all the requirements of the Product, the one of the Owner itself as well as the requirement of its Licensees.
         The Owner will keep and will cause its Licensees (if any) to keep good and accurate records in sufficient detail to permit accurate calculation of the total requirement of the Product per each Quarter during the term of this Agreement and to permit a proper audit thereof. Such records will be retained by the Owner and its Licensees for a period of 5 years after the end of the relevant Quarter.
         The Manufacturer shall have the right to nominate an independent auditor (either a certified public accountant or chartered accountant) who may audit the records of the Owner and the records of its Licensees, upon ten (10) days written notice, and then at a mutually convenient time, during normal business hours no more than (i) once during each calendar year during the term of this Agreement and (ii) once during the twelve months following termination of this Agreement. The costs of such audit will be borne by the Manufacturer unless the audit discloses under-reporting in excess of five (5%) of the amount by the Owner or its Licensees in which case the costs will be borne by the Owner.

3.2 Following the successful completion of the dedicated manufacturing suite for the product by Manufacturer pursuant to Article 16 and successful review by the Regulatory Authorities in relationship to the NDA or the initial Marketing Application in Europe, whichever is sooner, Manufacturer shall, throughout the remaining term of this Agreement at its sole cost and expense, establish and maintain sufficient manufacturing facilities ("Manufacturing Facilities") capable to meet the Product requirements of the Owner, which Manufacturing Facilities have been validated to meet all operational, health, environmental and other criteria mandated by the regulatory authorities in Europe and the USA; and which Manufacturing Facilities shall be a fully validated and licensed

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         by both the European and USA regulatory agencies for the Product prior to the Owner obtaining regulatory approval for the Product from either the European or USA regulatory agencies. Owner agrees to send to Manufacturer in writing within 30 days of signing this agreement, manufacturing specifications needed by Owner to meet USA cGMP requirements.

3.3 Manufacturer agrees to send to Owner as soon as available a complete written dossier containing, but not limited to, the complete chemistry and manufacturing control of the Product for cGMP in the USA and Europe.

3.4 Owner shall within 60 days of signing this contract supply to the Manufacturer the written forecast of quantities of the Product to be produced by the Manufacturer during the first 5 years of this Agreement, for planning purposes only. The Manufacturer within 30 days of receipt of such forecast shall supply to Owner a written plan which the Manufacturer shall reasonably follow which will delineate the steps the Manufacturer shall reasonably take to meet these operational requirements. Said plan shall include but not be limited to cash, investment, personnel, projects and time frame for each project. Owner shall have the right to inspect the site of manufacture at any time within normal business hours and by giving Manufacturer a reasonable notice thereof. Manufacturer shall diligently rectify any non-conformity as specified by Owner. Manufacturer shall diligently act on all reasonable directions or suggestions for improvements made from such inspections. Manufacturer shall diligently implement those directions or suggestions necessary for regulatory approval. Manufacturer shall permit all inspections required or demanded by regulatory bodies and immediately begin to implement all regulatory directions and requirements made by such regulatory bodies, so that these directions are fully implemented on the regulatory bodies' timeline limits. Should regulatory directions and requirements made by such regulatory bodies after initial regulatory approval has been granted and during the term of this Agreement imply and require investment into the Manufacturing Facilities, which could cause additional costs and expenses to the Manufacturer higher than [***]percent ([***]%) of the turn-over generated by this Agreement to the Manufacturer in the previous twelve-month period, the parties hereto agree to discuss the matter and any possible solution in good faith.

3.5 Manufacturer shall supply the Product to Owner in accordance with the Specifications and any relevant cGMP in the United States of America and Europe and at all times in a timely manner.

3.6 Manufacturer shall have the right and obligation to manufacture and supply the Product to Owner in the amount required by the Owner, and Owner shall have the obligation to purchase [***]percent ([***]%) of Owner's requirements of the Product from the Manufacturer.

3.7 Owner shall have the right to establish a second site for manufacturing the Product at its sole costs. Manufacturer shall assist Owner in this endeavor with all reasonable necessary technical support needed to establish this second site. All costs and expenses which Manufacturer incurs relating to such assistance shall be borne by the Owner.

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3.8      Owner shall have the right hereunder to supply itself and its Licensees with up to [***]percent ([***]%) of Owner's, and its Licensees, requirements as determined by the Owner.

3.9. Manufacturer shall at all times maintain at its sole cost a stock of Product conforming to Specifications equivalent to at least the mean quantity ordered by Owner during a [***] ([***]) months period during the previous twelve (12) months period. .

3.10 As far as practicable according to local regulatory requirement in the Territory, on the packaging of the Product there will be printed the following "Manufactured by Mipharm S.p.A., Milan, Italy"

4. ESTIMATED COMMERCIAL QUANTITIES AND ORDERS
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4.1      At least one hundred and twenty (120) days prior to the first day of the months of (January, April, July and October) during which this Agreement is in effect, Owner shall provide to Manufacturer all the necessary technical information and written estimates of quantities of Product to be supplied to it during the twelve-month period following such date by month and quantity. The first three months of such estimates shall be considered a Purchase Order.

4.2 At least ninety (90) days prior to the first day of each quarter (or monthly, if Manufacturer may so prefer) during the term of this Agreement (Owner shall provide in writing an irrevocable purchase order and delivery schedule (the "Purchase Order")) for the supply to Owner of the Product for each month during the calendar quarter then to commence and shall provide the Manufacturer with a written estimates of quantities of Product to be supplied to it during the twelve (12) month period following such date.

4.3 Manufacturer shall fully comply with the Purchase Order. Owner shall have the right to amend the quantities under the Purchase Order by up to twenty per cent (20%) by giving Manufacturer a written notice of at least thirty (30) days and Manufacturer shall duly comply therewith, provided, however, that amounts of Product set forth in a Purchase Order that exceed by more than twenty per cent (20 %) the amount estimated for such month/ quarter in the most recent estimate of quantities or the original Purchase Order (as the case may be), may at Manufacturer's option be disregarded by Manufacturer. The amounts set forth in a Purchase Order shall in no event be less than eighty per cent (80%) of the amount of Product estimated for such month/ quarter in the most recent written estimates of quantities.

5. DEFAULT
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5.1      If for any reason Manufacturer is or believes it will be unable to supply the Product at the times and in the quantities ordered by Owner, Manufacturer shall immediately inform Owner in a written notice setting forth Manufacturer's best estimate of shortfalls in amounts and lengths of delays. If such shortfall or delay could be considered of main importance with respect to the delivery schedule and quantities ordered by Owner and if Owner reasonably concludes that the delays or shortfalls will materially affect the commercialization of the Product, Owner shall so inform Manufacturer in a written notice.

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5.2      Upon the submission of such notice by Owner, Owner may automatically, and without any compensation to the Manufacturer, have the right to itself supply or appoint a third-party supplier to supply to Owner the Product and the Manufacturer shall provide all non monetary assistance required by Owner or such third-party to allow and enable Owner or any of its sublicensee(s) or subcontractor(s) to manufacture the Product, including but not limited to the manufacture and supply of the Product pursuant to royalty-free licenses to the Manufacture's Know-How and Patents and Inventions. The royalty-free licenses to the Manufacture's Know-How, Patents and Inventions shall be limited to the period during which the supply of the Product shall be made by Owner or by a third party supplier appointed by Owner under this Article 5.2 and shall expire upon Manufacturer's written notification as set forth in Articles 5.3 and 5.4 below.

5.3 Upon Manufacturer's written notification and evidence to Owner that it is able to provide the Product in accordance with this Agreement and at the times and in the quantities estimated and/or ordered by Owner, the Manufacturer shall supply Owner with [***]per cent ([***]%) of [***]per cent ([***]%) of Owner's requirements of the Product. The remaining [***]per cent ([***]%) of [***]per cent ([***]%) of Owner's requirements of the Product may be supplied by Owner itself or the third-party supplier. Owner shall have the right to purchase the same [***]per cent ([***]%) of [***]per cent ([***]%) of Owner's requirements of the Product from such third party supplier during the remaining term of this Agreement following the date on which Owner receives the Manufacturer's written notification and evidence to Owner that it is able to provide the Product in accordance with this Agreement and at the times and in the quantities estimated and/or ordered by the Owner.

5.4 If for any reason, Manufacturer is unable to re-establish supply within an 18 month time frame, both parties will agree to negotiate in good faith the supply percentage requirements to be fulfilled by Manufacturer if supply is subsequently made available.

6. QUALITY GUARANTEE
   -----------------

6.1 Manufacturer hereby gives a continuing guarantee to Owner that the Product supplied hereunder conforms to the Specifications listed in Schedule B hereto.

6.2 Manufacturer shall promptly inform Owner about any proposed or unannounced visit or inspection by FDA or other regulatory authority of the facilities used by Manufacturer for the manufacture of the Product and promptly furnish Owner with copies of all reports, documents and correspondence received by Manufacturer in connection with any such visit or inspection including any FDA Form 483 or similar observation or warning letter related to the inspection.

6.3 If either party believes a recall of the Product may be necessary or required, the party contemplating such recall shall immediately notify the other party. Any recall shall be carried out by the Owner in as expeditious a manner as reasonably possible to preserve the goodwill and reputation of the Product and the goodwill and reputation of the parties. Owner shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product. The cost and expense of a recall shall be allocated as follows: (a) if such recall shall be due to Manufacturer's defect or the negligence or the breach by Manufacturer of its warranties or obligations hereunder or the misconduct of Manufacturer, all such costs and expenses shall be borne and paid

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         solely by Manufacturer; (b) if such recall is due to the negligence or the breach by Owner of its warranties or obligations hereunder or the misconduct of Owner or if the recall is due to other causes, all such costs and expenses shall be borne and paid solely by Owner.

6.4 Manufacturer agrees throughout the term of this Agreement to notify Owner immediately about all available information concerning any complaint or product defect report, whether or not it is believed to be attributable to the Product. Owner, in consultation with Manufacturer, shall define and implement regulatory compliance procedures for product defect reporting and will handle all product complaints in the Territory.

7. PRICES
   ------

7.1      The price for the Product supplied hereunder during the first twelve
         (12) months period following the first supply of Product hereunder shall be in Euro as set forth in Schedule C.

7.2 Thereafter, the price shall be agreed to increase by no more than the same percentage as the European Consumer Price Index. In the event of increase of the labour cost in Italy and/or of the costs of raw materials as resulting from the ISTAT Italian Index Price, the Price of the Product shall be increased accordingly. The price of the Product shall be competitive to those generally available in the market.

7.3 Owner shall assist Manufacturer to identify suppliers of active ingredients and raw materials; provided, however, that Manufacturer shall be solely responsible for the quality control of the active ingredients and any other material to be used in the manufacture of the Product, which shall at all times comply with the Specifications.

8. TERMS AND PAYMENT
   -----------------

8.1 All Product supplied hereunder shall be shipped FCA Manufacturer's dock (INCOTERMS 2000). Manufacturer shall invoice Owner in duplicate for all Product ordered hereunder on the date of shipment. Payment for Product supplied hereunder shall be made within thirty (30) days of shipment by wire transfer to the bank account of Manufacturer notified in writing to Owner in immediately available and freely transferable funds without setoff, counterclaim or withholding whatsoever.

9. PASSAGE OF TITLE AND RISK OF LOSS
   ---------------------------------

9.1 Passage of title and risk of loss for Product furnished hereunder shall pass to Owner at the time of delivery of the Product to Owner pursuant to INCOTERMS 2000, subject to Manufacturer's lien for the unpaid purchase price.

10. NONCONFORMING GOODS
    -------------------

10.1 Owner shall have forty-five days (45) upon receipt of each shipment of Product shipped pursuant to this Agreement in which to examine the goods. If any shipment is found to fail to meet the Specifications set forth in Schedule B hereto from any cause occurring prior to the passing of risk in accordance with Article 9, Owner shall immediately inform Manufacturer by a notice in writing setting forth in reasonable detail the bases for such conclusion. For a period of fifteen (15) days thereafter, Manufacturer shall have the right

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         to object to such conclusion, however Manufacturer shall nevertheless supply Owner with conforming Product within sixty (60) days of receipt of such notice from Owner. Manufacturer shall promptly thereafter reimburse Owner the purchase price as well as for all costs, expenses occasioned thereby, including but not limited to any customs duties, fees or other similar payments otherwise to be made by Owner in respect of Conforming Product to be furnished under this Article 10, recall expenses for the return of Product shipped to Owner's customers and related costs and expenses, unless Manufacturer has duly objected to Owner's conclusions in accordance with the foregoing. Manufacturer's liability in respect of goods furnished hereunder shall be limited to the purchase price of the goods in respect of which damages are claimed. Owner's failure to give notice of any claim within forty-five
         (45) days of receipt of each shipment hereunder shall constitute an unqualified acceptance of such goods and a waiver by Owner of any and all claims with respect thereto, and Manufacturer's failure to give notice objecting to Owner's conclusions within fifteen (15) days after the receipt of Owner's notice shall constitute agreement with Owner's conclusions. Notwithstanding the foregoing, Manufacturer shall remain liable to Owner for any latent defect that subsequently is discovered to render the Product purchased by Owner unsaleable or for which Owner is obligated to replace Product in the market, if such defect is due to the Manufacturer's failure to meet Specification and/or cGMP and under condition that Owner immediately inform Manufacturer by a notice in writing of such defect not later than 20 (twenty) days from the discovery. At any time any party may refer any matter under this
         Article 10 to arbitration in accordance with Article 15.

11. WARRANTIES AND INDEMNIFICATION
    ------------------------------

11.1 Manufacturer represents and warrants that it owns all the intellectual property related to the manufacture of the Product supplied hereunder free and clear of any third party rights and warrants freedom from patent infringement and from interference with any third party intellectual property right and Manufacturer shall indemnify and hold harmless and protect Owner against any claims, demands or costs (including reasonable attorney's fees), liabilities and judgments arising from any claim of patent infringement or alleged violation of any third party intellectual property right in the manufacture of the Product. Manufacturer shall promptly notify Owner of any such claim or suit brought against it. Manufacturer shall indemnify and hold harmless and protect Owner against any claims, demands or costs (including reasonable attorney's fees), liabilities and judgments arising from any negligence or misconduct on the part of Manufacturer or any of its agents, Licensees, or employees, or the breach of a material provision of this Agreement.

11.2 Manufacturer represents and warrants that the Product will comply with the Specifications and is of a quality and purity which meet or exceed all quality and purity requirements for the Product.

11.3 Owner shall indemnify and hold harmless and protect Manufacturer against any claims, demands or costs (including reasonable attorney's fees), liabilities and judgments arising from any negligence or misconduct on the part of Owner or any of its agents, Licensees or employees, or the breach of a material provision of this Agreement.

12. SUBCONTRACTORS
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12.1     Subject to Owner's prior written approval, Manufacturer is hereby authorized and empowered to appoint one or more qualified subcontractors (a "Subcontractor") to manufacture some or all of the Product in order to ensure Owner of a timely supply of the Product. Manufacturer shall remain responsible for the performance of its obligations hereunder and shall be responsible for the performance or non-performance of each such Subcontractor and nothing herein contained shall be construed to relieve Manufacturer of any of its obligations hereunder.

13 FORCE MAJEURE
   -------------

13.1 In the event of war, flood, fire, strike, labor disputes, riot, act of government authority, acts of God or other similar contingencies beyond the reasonable control of Manufacturer directly interfering with the supply of Product, either Party shall be relieved of its obligations hereunder with respect to affected quantities, for so long, and for so long only, as such contingency shall persist, but this Agreement shall remain otherwise unaffected.

14. TERMS AND TERMINATION
    ---------------------

14.1 The term of this Agreement shall commence as of the date first above written and shall continue, unless earlier terminated hereunder, for twelve (12) years.

14.2 The initial term shall automatically renew for successive three (3) year terms, unless terminated by either party without cause, at the end of any term, by the giving of twelve (12) months prior written notice.

14.3 Subject to Article 5, this Agreement may be terminated by either Party upon written notice to the other Party (a) in the event of continuing material breach by the other Party of any of its obligations hereunder which is not cured or which continues longer than thirty (30) days after written notice of such breach; or (b) in the event of the bankruptcy or insolvency of the other Party creating reasonable doubt as to that Party's ability to perform hereunder. No such termination shall affect or discharge any obligation of either Party which arose prior to the effective date of such termination.

14.4 The Manufacturer shall terminate the agreement during the first 30 months in the event the quantity per year/per remaining six month period of the Product purchased by the Owner directly or thorough its Licensees is less than the fifty per cent (50%) of the forecast submitted to the Manufacturer according to Article 3.3 with reference to the quantity indicated for the relevant year/remaining six month period for the first 30 month period of such forecast.

14.5 Upon termination of this Agreement, Owner shall purchase and pay for all conforming Product produced by Manufacturer pursuant to the estimates provided by Owner pursuant to article 4.2 hereof, at the price set forth in Schedule C hereof, and shall purchase from Manufacturer all intermediates purchased by Manufacturer in contemplation of providing the Product pursuant to the estimates provided by Owner pursuant to Article 4 hereof at seller's cost of such intermediates.

14.6     The provisions of Articles 1(c), 2.4 3.1, 6.1, 6.3, 8.1, 10.1, 11,
         14.5, 15, and 16, shall survive termination of this Agreement.

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15. DISPUTE RESOLUTION
    ------------------

15.1 Both parties will use their best endeavors to settle all matters in dispute amicably. All disputes and differences of any kind related to this Agreement, which cannot be solved amicably by the parties, shall be referred to arbitration by either party.

15.2 Any arbitration that is invoked will be heard before a panel consisting of three arbitrators. The arbitration, including the appointment of the arbitrators, shall be carried out in accordance with the rules of the International Chamber of Commerce. The arbitration shall take place in Geneva and shall be conducted in the English language. The award of the arbitrators shall be rendered within six (6) months from referral, shall contain findings of fact and conclusions of law, and the award shall be final and binding on both parties. The parties bind themselves to carry out the award of the arbitrators.

15.3 This Agreement shall be construed and interpreted pursuant to the Laws of the State of New York without regard to its rules on conflicts of law. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the interpretation and construction of this Agreement.

16. OWNER'S SPECIAL OBLIGATIONS.
    ---------------------------

16.1 Owner acknowledges that Manufacturer has made and is making several investments with the purpose to arrange, equip, test and validate the Manufacturing Facilities for the manufacturing of the Product according to the applicable Laws and Regulations. Manufacturer will make commercially reasonable efforts to complete the Manufacturing Facilities for the manufacturing of the Product in a timely manner. Owner acknowledges that according to the manufacturing specifications of the Product disclosed to Manufacturer at the Effective Date the necessary timing estimated by Manufacturer to complete the dedicated Manufacturing Facilities for the manufacturing of the Product provides for the completion of the Manufacturing Facilities not before April 1st, 2003.

16.2 In consideration of the above, Owner shall pay to Manufacturer up to [***]the documented cost of establishing a dedicated manufacturing suite for the Product to be paid as follows:

         16.2.1 $[***]upon execution of this Agreement;

         16.2.2 $[***]upon filing the NDA and/or the initial Marketing Application in Europe, whichever is sooner;

         16.2.3 $[***]upon successful completion of the dedicated manufacturing suite for the Product by Manufacturer and successful review by the Regulatory Authorities in relationship to the NDA;

         16.2.4 the remaining part of costs up to [***]the documented costs upon final approval of the NDA.

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16.3     Payments due according to this Article 16 shall be increased by the
         Italian VAT, if applicable. The first three payments shall be made by Owner to Manufacturer immediately upon the occurrence of each individual milestone specified under Articles 16.2.1, 16.2.2, and 16.2.3.

16.4 Manufacturer shall keep complete and accurate records of expenses related to the dedicated manufacturing suite for the Product in sufficient detail to permit Owner to confirm their completeness and accuracy. Upon completion of the dedicated manufacturing suite, Manufacturer shall permit Owner and Owner's independent, certified public accountant or chartered accountant (reasonably acceptable to Manufacturer) to inspect those records of Manufacturer that relate to the dedicated manufacturing suite for the Product for the sole purpose of verifying the accuracy of the expenses. Such inspection shall be at Owner's expense and shall be subject to reasonable advance notice to Manufacturer, during Manufacturer's usual business hours. If the accountant finds that an additional payment up to one-half the documented costs is due from Owner to Manufacturer, Owner shall make such payment upon the occurrence of the milestone specified in Article
         16.2.4. If the accountant finds that a refund is due from Manufacturer to Owner under this Article 16, the Manufacturer shall pay it to Owner immediately.

16.5 Except in the case of a breach of this Agreement by Manufacturer during the first three (3) years from the Effective Date, or as otherwise provided in Article 16.4, payments under this Article 16 by Owner are not refundable to Owner for any reason whatsoever, including termination of this Agreement.

17. NOTICES
    -------

17.1 All notices, requests or other communications hereunder shall be deemed to have been duly given on the date indicated when delivered or telefaxed to the other Party at the following address:

         If to Mipharm:
         MIPHARM S.p.A.
         Via B. Quaranta, 12 - 20141 Milano Italy
         Attention to: Dr. Giuseppe G. Miglio - Chairman and C.E.O. Fax number: +30 02 53548051

         If to Columbia:
         Columbia Laboratories (Bermuda), Ltd.
         P.O. Box HM 1179
         Cedar House
         41 Cedar Avenue
         Hamilton HM 12
         Bermuda
         Tel:  (441) 295-2244
         Fax:  (441) 292-8666
               (441) 295-5328

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         With paper copy being sent by certified first class mail - postage prepaid - or by express delivery service) to the address indicated above or such other address as it shall designate by written notice given to the other Party.

18. MISCELLANEOUS
    -------------

18.1 This Agreement may not be assigned by either Party without the written consent of the other Party, which may not be unreasonably withheld. However, each Party may assign this Agreement, without the consent of the other party, to any of its Affiliates or to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation or restructuring of the party; provided, however, such assignment shall not release the assigning Party from any obligations under this Agreement. Any assignment in violation of this Agreement shall be null and void.

18.2 In case of any change in the control of the Owner and of any merger or acquisition involving the Owner, the same will previously inform the Manufacturer of the identity of the involved third party; in this event the present Supply Agreement shall survive and the new party resulting from the merger, acquisition etc will automatically be bound by the terms and conditions of this Supply Agreement.

18.3 In case of assignment of the rights on the Product by the Owner to any third party, the Owner shall previously inform the third party about the existence of this Supply Agreement and shall be responsible to procure that the third party unconditionally accepts to take it over and to be bound by all its terms and conditions.

18.4 This Agreement may be amended or modified only by a written instrument executed by all of the Parties hereto.

18.5 The paragraph headings contained herein are for reference only; they are not a part of this Agreement nor shall they in any way affect the interpretation thereof.

18.6 No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. Such express waiver by either Party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

18.7 Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or effecting the validity, enforceability or legality of such provision in any other jurisdiction.

18.8 Nothing herein shall be construed as creating any joint venture, partnership or agency relationship between the Parties hereto. Each of the Parties is an independent contractor hereunder and neither is authorized to make any commitments of any kind or to take any action which shall be binding on the other.

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18.9     This Agreement is executed in two counterparts, each of which shall be deemed an original and both of which when taken together shall constitute but one and the same agreement.

18.10 This Agreement sets forth the entire agreement between the Parties and merges and supersedes all previous understandings and agreements between the Parties whether written or oral with respect to the subject matter hereof. This Agreement may only be amended by a written instrument duly executed by both Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Mipharm S.p.A.                          Columbia Laboratories (Bermuda) Limited

/S/ Giuseppe G. Miglio                  /S/ G. Frederick Wilkinson
----------------------                  --------------------------

Giuseppe G. Miglio                      G. Frederick Wilkinson
Chairman and CEO                        President

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                                   SCHEDULE A

                                 OWNER'S PATENTS

                       EPO Patent Application No. 99053815

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                                   SCHEDULE B

                             PRODUCT SPECIFICATIONS

 The Product will conform, on a country by country basis, to the specifications approved in the applicable Marketing Authorization by the regulatory authorities for that country.

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                                   SCHEDULE C

                                      PRICE

                        TESTOSTERONE BUCCAL TABLETS 30 mg
                                 60 tablet pack
                          6 blisters - 10 tablets each
                    Ex-works price: Euro [***]= ((euro)[***])

                              Per Units/year: [***]
                            Minimum Batch: [***]units

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            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.